Exhibit 10.14

This is a translation into English of the official Hebrew version of this agreement. In the event of a conflict between the English and Hebrew texts, the Hebrew text shall prevail.

Amendment to Shares Allocation Agreement Dated January 1, 2018

Entered into and executed in Tel Aviv as of this 7th day of February 2018

Between:	TURBO-GAS CLEAN ENERGY CO LTD Company No. 51-508605-6 1 Mohilever St., Herzliya (hereinafter: the “Company”) Of the One Part;

And between:

ANGLO TURBO, Limited Partnership, No. 54-027843-9
through its general partner ANGLO ENERGY MICRO TURBINE LTD,
Company No. 51-573719-5, a company held exclusively by Yitzhak Even Ari and Dov Friedman
10 Hashomer St., Ra’anana
(hereinafter: the “Investor”)

Of the Second Part;

And between:	A.Y.A. PARIS HOLDINGS LTD Company No. 51-423141-4 1 Korazin St., Givatayim (hereinafter: “Paris Holdings”) Of the Third Part;

And between:	CR ECO HOLDINGS LTD Company No. 51-448270-2 Of 15 Rashba St., Jerusalem (hereinafter: “Eco”) Of the Fourth Part;

And between:	R-JET ENGINEERING LTD Company No. 51-320637-5 Of 1 Mohilever St., Herzliya (hereinafter: “R-Jet”) Of the Fifth Part;

Whereas:	On January 1, 2018, the Parties entered into a shares allocation agreement (the “Allocation Agreement”);

And whereas:	The Parties wish to amend the Allocation Agreement, subject to the provisions of this amendment;

Therefore, it is Declared, Stipulated and Agreed between the Parties as Follows:

1.	This amendment to the Allocation Agreement constitutes an integral part of the Allocation Agreement.

2.	Terms in this amendment shall have the meaning assigned to them in the Allocation Agreement, unless expressly defined otherwise in this amendment.

3.	In any case of contradiction or inconsistency between the provisions of this amendment and the provisions of the Allocation Agreement and its appendices, the provisions of this amendment shall prevail.

4.	Section 3.3 of the Allocation Agreement shall be revoked and replaced with the following Section:

“The Company shall complete the allocation of shares to Eco and shall allot to it shares which shall bring its holdings to 75,000 ordinary shares of the Company, free and clear. Eco shall complete its investment in the Company and shall transfer an amount in ILS of 481,250 (calculated based on USD 125,000 at an exchange rate not lower than ILS 3.85 per USD) (hereinafter: the “Eco Investment Amount”), such that following the allocation Eco shall be the sole owner and holder of 10% of the issued and paid-up share capital of the Company and 8.73% of the issued and paid-up share capital of the Company on a fully diluted basis, as detailed in the capitalization table.

It is agreed that all shares to be allotted to Eco shall be deposited in trust with Mr. Asi Shalgi, who shall be entitled to transfer them in installments to Eco in accordance with the transfer of the investment amounts to the Company, in accordance with the milestones set forth in Appendix 3.2, such that only after the entire Eco Investment Amount has been transferred to the Company, Eco shall be entitled to all of the aforesaid shares. In the event that the Eco Investment Amount is not transferred to the Company, Eco shall not be entitled to the balance of the shares not yet transferred to it, and the trustee, Mr. Asi Shalgi, shall return them to the Company after receipt of a 60-day notice and subject to the Investor having completed the full investment in the amount of USD 1,250,000, as set forth in Section 3.1 of the Agreement.

For the avoidance of doubt, Eco shall be required to complete its investment as aforesaid only after 10 business days from the date of receipt of notice that the Investor has completed the full investment in the amount of USD 1,250,000 as set forth in Section 3.1 of the Agreement and in accordance with the milestones.

It is agreed that, to the extent Eco does not provide any portion of the Eco Investment Amount, Paris Holdings shall first be granted the option to invest such amount in its stead, and in such case Asi Shalgi shall transfer the relevant shares to Paris Holdings. To the extent Paris Holdings does not invest such amount within 14 days from the date of written notice from the Company, the Investor shall be granted the option to invest such amount in its stead, and Mr. Asi Shalgi shall transfer the relevant shares to the Investor.

5.	Section 3.3A shall be added to the Allocation Agreement as follows:

“The Company shall complete the allocation of shares to Paris Holdings and shall allot to it shares which shall bring its holdings to 75,000 ordinary shares of the Company, free and clear. Paris Holdings shall complete its investment in the Company and shall transfer an amount in ILS of 481,250 (calculated based on USD 125,000 at an exchange rate not lower than ILS 3.85 per USD) (hereinafter: the “Paris Holdings Investment Amount”), such that following the allocation Paris Holdings shall be the sole owner and holder of 10% of the issued and paid-up share capital of the Company and of 8.73% of the issued and paid-up share capital of the Company on a fully diluted basis, as detailed in the capitalization table.

It is agreed that all shares to be allotted to Paris Holdings shall be deposited in trust with Adv. Yonatan Gershon, who shall be entitled to transfer them in installments to Paris Holdings in accordance with the transfer of the investment amounts to the Company, in accordance with the milestones set forth in Appendix 3.2, such that only after the entire Paris Holdings Investment Amount has been transferred to the Company, Paris Holdings shall be entitled to all of the aforesaid shares. In the event that the Paris Holdings Investment Amount is not transferred to the Company, Paris Holdings shall not be entitled to the balance of the shares not yet transferred to it, and the trustee, Adv. Yonatan Gershon, shall return them to the Company after receipt of a 60-day notice and subject to the Investor having completed the full investment in the amount of USD 3,250,000, as set forth in Section 3.1 of the Agreement.

For the avoidance of doubt, Paris Holdings shall be required to complete its investment as aforesaid only after 10 business days from the date of receipt of notice that the Investor has completed the full investment in the amount of USD 1,250,000 as set forth in Section 3.1 of the Agreement and in accordance with the milestones.

It is agreed that, to the extent Paris Holdings does not provide any portion of the Paris Holdings Investment Amount, Eco shall first be granted the option to invest such amount in its stead, and in such case Adv. Yonatan Gershon shall transfer the relevant shares to Eco. To the extent Eco does not invest such amount as aforesaid within 14 days from the date of written notice from the Company, the Investor shall be granted the option to invest such amount in its stead, and in such case Adv. Yonatan Gershon shall transfer the relevant shares to the Investor.

6.	In Section 3.4 of the Allocation Agreement, the words “Eco Investment Amount and Paris Holdings” shall be replaced with the words “Eco Investment Amount and Paris Holdings Investment Amount.”

7.	In Section 4.2.1 of the Allocation Agreement, the words “allocation of shares to Global Power” shall be replaced with the words “allocation of shares to Eco and Paris Holdings.”

8.	In Section 4.3 of the Allocation Agreement, the words “to Global Power” shall be replaced with the words “to Eco and Paris Holdings.”

9.	In Section 5.4 of the Allocation Agreement, the words “to Global Power” shall be replaced with the words “to Eco and Paris Holdings.”

10.	Except as expressly set forth in this amendment, the remaining provisions of the Allocation Agreement shall remain unchanged.

In Witness Whereof The Parties Hereto Have Hereunto Set Their Hands:

/s/ Turbo-Gas Clean Energy Co Ltd.	/s/ Anglo Turbo, Limited Partnership		/s/ A.Y.A. Paris Holdings Ltd.
TURBO-GAS CLEAN ENERGY CO LTD	ANGLO TURBO, LIMITED PARTNERSHIP		A.Y.A. PARIS HOLDINGS LTD

	By:	/s/ Itzhak Natan Even Ari	By:	/s/ Nisan Caspi

	By:	/s/ Dov Friedman

/s/ CR Eco Holdings Ltd.		/s/ R-Jet Engineering Ltd.
CR ECO HOLDINGS LTD		R-JET ENGINEERING LTD

By:	/s/ Ehud Benshah	By:	/s/ David Lior

		By:	/s/ Giora Belkin